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                                                                     Exhibit 2.4


                                                                    EXHIBIT E TO
                                                          DISTRIBUTION AGREEMENT

           GENERAL INTELLECTUAL PROPERTY ASSIGNMENT AND RENUNCIATION

     WHEREAS, PROVIDIAN CORPORATION ("COMPANY") is a Delaware corporation, having offices at 400 West Market Street, Louisville, Kentucky;

     WHEREAS, PROVIDIAN BANCORP, INC. ("SPINCO") is a Delaware corporation, having offices at 201 Mission Street, San Francisco, California, and prior to _________, 199_ was a wholly owned subsidiary of COMPANY;

     WHEREAS, COMPANY and SPINCO, in connection with a reorganization of COMPANY, executed an Agreement and Plan of Distribution between COMPANY and SPINCO on December 28, 1996 (hereinafter, the "Distribution Agreement");

     WHEREAS, COMPANY is desirous of assigning, transferring and conveying to SPINCO any and all right, title and interest of COMPANY in and to certain PROPRIETARY RIGHTS as hereinafter defined;

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, COMPANY does hereby assign, transfer and convey to SPINCO its successors, legal representatives and assigns, any and all world-wide rights, title and interest of COMPANY in and to the following (hereinafter the "PROPRIETARY RIGHTS"):

          1. MARKS AND TRADE DRESS, which shall mean any and all trademarks, service marks, trade names, trade dress and other proprietary terms, words, designations, designs, colors, color combinations, product configurations and indicia used, or as to which an application based on a bona fide intention to use has been filed with the U.S. Patent and Trademark Office in connection with SPINCO, the Spinco Business, as defined in ARTICLE VI of the Distribution Agreement (hereinafter, the "SPINCO BUSINESS"), and/or the business or services conducted by or provided by COMPANY under the trademark, service mark or trade name that includes the word "PROVIDIAN", or the "PRO" prefix, or other forms of the word "PROVIDIAN"; any and all trademark applications filed and trademark registrations received for any of the foregoing in the United States, the individual states thereof, or any foreign county, as set forth in the attached Exhibits A and B; the goodwill of the business appurtenant to and connected with said MARKS AND TRADE DRESS; any non-privileged information, research and investigations conducted in connection with the selection of said MARKS; and the right to apply for, register, renew, protect, defend and enforce any and all rights to the foregoing including the right to sue for past infringement thereof, the right to enforce any and all rights of the COMPANY related to the foregoing and causes of action therefor, presently known or unknown and inuring to SPINCO, and the right to recover all claims for damages or for
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     compensation for past infringement arising out of any cause of action, whether presently known, unknown, accrued or to accrue.

          2. WORKS, which shall mean any and all fixed expressions of concepts and ideas created, used or published by or for SPINCO or COMPANY for business or services conducted under the trademark, service mark or trade name that includes the word "PROVIDIAN", the "PRO" prefix or other forms of the word "PROVIDIAN" solely relating to the SPINCO BUSINESS, including without limitation any and all marketing, advertising and promotional materials in printed or other form, whether or not the same constitute "Works of Authorship" under the United States copyright laws; and any and all copyright applications filed and copyright registrations received for any of the foregoing in the United States or any foreign country, as set forth in the attached Exhibit C;

          3. CONFIDENTIAL INFORMATION, which shall mean any and all information, comprising trade secrets, proprietary information, formulas, products, protocols, forms, procedures, methods for operating business, marketing and advertising practices and plans and financial data, whether or not any of the foregoing is embodied in written or otherwise recorded form, that was developed or obtained by SPINCO or COMPANY solely for the SPINCO BUSINESS and solely relating to business or services conducted under the trademark, service mark or trade name that includes the word "PROVIDIAN", the "PRO" prefix or other forms of the word "PROVIDIAN;"

          4. INVENTIONS, which shall mean any and all discoveries, concepts, developments and ideas, whether or not protectable under the patent laws or other laws, conceived, reduced to practice, or developed by, or for, SPINCO or COMPANY solely relating to the SPINCO BUSINESS and solely for the business or services conducted under the trademark, service mark or trade name that includes the word "PROVIDIAN", the "PRO" prefix or other forms of the word "PROVIDIAN", including without limitation proprietary designs, methods, formulas, techniques, articles of manufacture, processes and procedures, as well as improvements and know-how relating thereto; and any and all patent applications filed and patents obtained for any of the foregoing in the United States or any foreign country as set forth in the attached Exhibit D; and

          5. Any and all other rights and privileges provided under the copyright, patent, trademark, unfair competition, trade secret and other laws of the United States, the individual states thereof and any foreign country with respect to the foregoing, provided that such rights and privileges are related solely to the SPINCO BUSINESS; any and all grants of rights to and under any and all licenses and other agreements and documents relating to any of the foregoing, provided that such rights are related solely to the SPINCO BUSINESS; and any and all grants of rights of
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     publicity and waivers of privacy rights of any and all persons whose names, images, licenses and other identifying indicia are included in the subject matter to which the foregoing relates, provided that such grants and waivers are related solely to the SPINCO BUSINESS.

     COMPANY does hereby waive, renounce and relinquish any and all claims of ownership, rights, title and interest in the PROPRIETARY RIGHTS, and COMPANY agrees that no rights in any of the PROPRIETARY RIGHTS are retained by COMPANY.

     COMPANY agrees to cooperate as reasonably necessary with SPINCO (at SPINCO's expense and without further consideration to COMPANY) in connection with perfecting SPINCO's ownership of the PROPRIETARY RIGHTS, and in connection with perfecting the transfer of all rights to and the vesting of full and complete title and ownership in SPINCO to the PROPRIETARY RIGHTS, including execution of the Short-Form Assignment attached as Exhibit F to the Distribution Agreement. COMPANY further agrees to cooperate as reasonably necessary with SPINCO (at SPINCO's expense and without further consideration to COMPANY) in connection with, enforcing and defending the rights transferred, and executing any and all instruments deemed by SPINCO to be reasonably necessary or desirable to implement and accomplish the transfer, enforcement and/or defense of rights granted by COMPANY hereunder in the United States and foreign jurisdictions.

     COMPANY and SPINCO agree that any and all Losses, as defined in Article IV of the Distribution Agreement, arising out of use of the MARKS AND TRADE DRESS prior to the Distribution Date, as defined in the Distribution Agreement, shall be governed by the indemnification provision set forth in Article VI thereof.

     This Agreement shall be binding upon and shall inure to the benefit of the parties, and their respective officers, directors, employees, agents, affiliates, attorneys, legal representatives, heirs, successors and assigns.

     This instrument shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.


     IN WITNESS WHEREOF, COMPANY has executed this Assignment by the hand of its duly authorized representative.

PROVIDIAN CORPORATION



By:                                       Dated:
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                , Its